Exhibit 5

                            [Gannett Letterhead]

                                                  April 3, 2002


Gannett Co., Inc.

7950 Jones Branch Drive

McLean, Virginia 22107



Ladies and Gentlemen:



         As General Counsel of Gannett Co., Inc., a Delaware corporation (the "Company"), I have acted as counsel for the Company in connection with the preparation of a shelf Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission in connection with the issuance, from time to time, of up to $2,500,000,000 aggregate principal amount of debt securities ("Debt Securities") and warrants to purchase debt securities ("Warrants") of the Company. The Debt Securities, if issued, will be issued pursuant to an indenture dated as of March 1, 1983 between the Company and Citibank, N.A., as the trustee, as amended from time to time (the "Indenture"). The Warrants, if issued, will be issued pursuant to a Warrant Agreement in substantially the form filed as an exhibit to the Registration Statement.



         As counsel to the Company, I have examined originals or copies certified, or otherwise identified to my satisfaction, of such documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that when (a) the U.S. Securities and Exchange Commission shall have entered appropriate orders declaring the Registration Statement and any amendments thereto effective and the Registration Statement shall remain effective, and (b) the Debt Securities and/or Warrants have been duly authorized and duly executed by the Company and, if appropriate, authenticated as provided in the Indenture or the Warrant Agreement and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus forming a part thereof and any prospectus supplement relating thereto, the Debt Securities and/or Warrants will be validly issued by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named under the caption "Legal Opinions" in the prospectus included in the Registration Statement


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with respect to the matters stated herein. In giving such consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

         I hereby further consent to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 and to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Debt Securities and/or Warrants.

         This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.



                                          Very truly yours,


                                          /s/ Thomas L. Chapple
                                          ------------------------
                                          Thomas L. Chapple
                                          Senior Vice President, General Counsel
                                              and Secretary